UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2022

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40545	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

906 Murray Road

East Hanover, NJ 07869

(Address of principal executive offices) (Zip Code)

(973) 428-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2022, FGI Industries Ltd. (the “Company”) closed its initial public offering (“IPO”) of 2,500,000 units (“Units”), each consisting of (i) one ordinary share, $0.0001 par value per share, of the Company (the “Shares”), and (ii) one warrant of the Company (the “Warrants”) entitling the holder to purchase one Share at an exercise price of $6.00 per Share. The Warrants are immediately exercisable upon issuance and are exercisable for a period of five years after the issuance date. The Shares and Warrants were issued separately in the offering, and may be transferred separately immediately upon issuance. The underwriters exercised in full their option to purchase up to an additional 375,000 Warrants. The Units were sold at a price of $6.00 per Unit, and the Company estimates the net proceeds from the IPO to be $12.5 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. In connection with the IPO, the Company issued to the representative of the underwriters a warrant to purchase an aggregate of 50,000 Shares. A form of Representative’s Warrant is attached as Exhibit 4.1 hereto and incorporated herein by reference.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-259457) of the IPO, initially filed with the U.S. Securities and Exchange Commission on September 10, 2021, as amended:

●	An Underwriting Agreement, dated January 25, 2022, by and between the Company and The Benchmark Company, LLC, as representative of the underwriters, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.
●	A Warrant Agent Agreement, dated January 27, 2022, by and between the Company and Continental Stock Transfer & Trust Company, a form of which is Exhibit 4.2 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the IPO of the Company, the Company amended and restated its memorandum and articles of association (the “Second Amended and Restated Memorandum and Articles of Association”). The Second Amended and Restated Memorandum and Articles of Association became effective on January 27, 2022. A description of the material terms of the Second Amended and Restated Memorandum and Articles of Association can be found in the section of the Company’s Registration Statement on Form S-1 (File No. 333-259457) entitled “Description of Capital Stock,” and such description is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Company’s Second Amended and Restated Memorandum and Articles of Association, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

A copy of the press release issued by the Company announcing the pricing of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 25, 2022, by and between FGI Industries Ltd. and The Benchmark Company, LLC, as representative of the underwriters
3.1	The Second Amended and Restated Memorandum and Articles of Association of FGI Industries Ltd.
4.1	Form of Representative's Warrant (included in Exhibit 1.1)
4.2	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1/A filed January 18, 2022)
99.1	Press release issued January 25, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: January 27, 2022	By:	/s/ John Chen
Name: John Chen
Its: Executive Chairman